UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 1, 2024

Date of Report (date of earliest event reported)

Rivian Automotive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41042	47-3544981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14600 Myford Road

Irvine, California 92606

(Address of principal executive offices) (Zip code)

(888) 748-4261

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	RIVN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2024, Jeffrey Baker, the Chief Accounting Officer (principal accounting officer) of Rivian Automotive, Inc. (the “Company”), notified the Company of his decision to resign effective July 27, 2024 (the “Effective Date”) to pursue another opportunity. Mr. Baker will remain in his current role at the Company until the Effective Date. His resignation is not the result of any disagreement with the Company on any matters related to its financial reporting, operations, policies or practices.

On July 4, 2024, the Board of Directors of the Company designated Claire McDonough, the Company’s Chief Financial Officer, as the Company’s principal accounting officer on an interim basis, effective as of the Effective Date, while the Company engages in a search process to fill the Chief Accounting Officer role. Biographical information for Ms. McDonough, age 43, was included on page 17 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2024, and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVIAN AUTOMOTIVE, INC.

Date: July 5, 2024	By:	/s/ Claire McDonough
	Name:	Claire McDonough
	Title:	Chief Financial Officer